UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Destination Maternity Corporation

(Name of Registrant as Specified In Its Charter)

Nathan G. Miller

Peter O’Malley

Holly N. Alden

Christopher B. Morgan

Marla A. Ryan

Anne-Charlotte Windal

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DESTINATION MATERNITY CORPORATION SHAREHOLDER PRESENTATION – MAY 2018 A CREDIBLE TURNAROUND PLAN VOTE THE GOLD PROXY CARD

DISCLAIMER The information contained in this presentation (the “Information”) is based on publicly available information about Destination Maternity Corporation (the “Company”), which has not been independently verified by Nathan G. Miller or Peter O’Malley (the “Investors”). The Investors recognize that there may be confidential or otherwise non-public information in the possession of the Company or others that could lead the Company or others to disagree with the Investors’ conclusions. This presentation and the Information are neither a recommendation nor solicitation to buy or sell any securities. The Information is made available exclusively by the Investors and not by or on behalf of the Company or its affiliates or subsidiaries or any other person. While the Investors have invested in common stock of the Company and Mr. Miller has nominated directors for election to serve on the board of directors of the Company (the “Board”), the Investors are not affiliates of the Company and neither the Investors nor their representatives are authorized to disseminate any information for or on behalf of the Company, and they do not purport to do so. It is possible that there will be developments in the future that cause the Investors to change their position regarding the Company. The Investors hereby disclaim any and all liability as to the accuracy, completeness, or timeliness of the Information and for any omissions of material facts, including with respect to the Company, Mr. Miller’s proposed slate of directors, or any other matter. The Investors disclaim any obligation to correct, update or revise the Information or to otherwise provide any additional materials. Additionally, the Investors have not sought or obtained consent from any third party to use any information that has been obtained or derived from a third party. Thus, stockholders and others should conduct their own independent investigation and analysis of the Company, the Mr. Miller’s proposed slate of directors, and the Information. Except where otherwise indicated, the Information speaks as of the date hereof. The analysis of the Company’s performance and the potential areas for improvement on the pages that follow are based on public information and extensive due diligence. This presentation contains statements reflecting the Investors’ opinions and beliefs with respect to the Company and its business, based on the Investors’ research, analysis, and experience. All such statements are based upon the Investors’ opinions and beliefs, whether or not those statements are expressly so qualified.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS The analyses provided herein may include certain forward-looking statements, estimates, and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in Board composition, actions of the Company and its subsidiaries or competitors, the ability to implement business strategies and plans and pursue business opportunities in the retail industry. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Investors’ objectives, plans, or goals are forward-looking. Such forward-looking statements, estimates, and projections reflect various assumptions by the Investors concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of the Company with the Securities and Exchange Commission (“SEC”) at www.sec.gov. No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates, or projections or with respect to any other materials herein. Actual results may vary materially from the estimates and projected results contained herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS This presentation relates to the Investors’ solicitation of proxies in connection with the 2018 annual meeting (the “Annual Meeting”) of stockholders of the Company. The Investors have filed a definitive proxy statement and an accompanying GOLD proxy card with the SEC to be used to solicit proxies in connection with the Annual Meeting and the election of a slate of director nominees at the Annual Meeting (the “Solicitation”). Stockholders are advised to read the definitive proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the participants in the Solicitation. These materials and other materials filed by the Investors with the SEC in connection with the Solicitation are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by the Investors with the SEC are also available, without charge, by directing a request to the Investors’ proxy solicitor, Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902 (Call Collect: (203) 658-9400; Call Toll Free: (800) 662-5200; or Email: NGM@Morrowsodali.com). Nathan G. Miller, Peter O’Malley, Holly N. Alden, Christopher B. Morgan, Marla A. Ryan, and Anne-Charlotte Windal may be deemed “participants” under SEC rules in the Solicitation. Nathan G. Miller and Peter O’Malley may be deemed to beneficially own the equity securities of the Company described in their statement on Schedule 13D initially filed by Mr. Miller with the SEC on December 27, 2017 (the “Schedule 13D”), as it may be amended from time to time. Except as described in the Schedule 13D, none of the individuals listed above has a direct or indirect interest, by security holdings or otherwise, in the Company or the matters to be acted upon, if any, in connection with the Annual Meeting.

TABLE OF CONTENTS CHANGE IS NEEDED AT DESTINATION MATERNITY 7 BOARD HAS FAILED 8 “WOEFUL” TOTAL SHAREHOLDER RETURNS 16 FAILED EXECUTION OF A “TURNAROUND” 17 DISQUALIFYING CORPORATE GOVERNANCE 21 WE HAVE A CREDIBLE PLAN TO RESTORE SHAREHOLDER VALUE 22 OUR ROBUST TURNAROUND PLAN 23 EXPERIENCED TEAM 26

EXCITED ABOUT DESTINATION DESTINATION IS A COMPANY WITH AN ICONIC BRAND PORTFOLIO AND SIGNIFICANT UPSIDE POTENTIAL 4MM BIRTHS ANNUALLY AND 75% OF FIRST TIME MOMS SHOP WITH DESTINATION MATERNITY 1 SIGNIFICANT MARKET SHARE (~65%), HIGH GROSS MARGINS (~52%) AND STRONG BRAND RECOGNITION (85% AIDED AWARENESS) DESTINATION MATERNITY IS A COMPANY WITH SIGNIFICANT POTENTIAL WE HAVE STUDIED THE COMPANY FOR OVER TWO YEARS: VISITED STORES, CANVASSED CUSTOMERS -- MET WITH MANY GREAT STORE MANAGERS MET WITH BOARD AND OUTSIDE ADVISORS OF THE COMPANY ON MULTIPLE OCCASIONS WE PRESENTED A ROAD MAP TO BOARD FOR COST CUTTING AND SALES GROWTH WE HAVE A ROBUST PLAN TO RECLAIM SHAREHOLDER VALUE AND GET THE COMPANY BACK TO HISTORICAL EBITDA, SALES AND SHARE PRICE WE WILL DO THIS BEGINNING WITH OUR VETTED COST CUTTING PLAN (~$20MM SAVINGS IN 12 MONTHS AND SALES PLAN $20MM IN 12 MONTHS) 1 Based on company profile posted 4/3/2018 on the Company’s Investor Relations website

CHANGE IS NEEDED AT DESTINATION MATERNITY

BOARD HAS FAILED LAST THREE YEARS: STOCK PRICE -84% FROM $15.44 TO $2.38 BOOK VALUE -67% FROM $9.25 TO $2.95 REVENUE -21% ($111MM) FROM $517MM TO $406MM EBITDA -65% FROM $36.8MM TO $13.0MM; AND NET INCOME OF +$10.7MM TO NET LOSS OF -$10.2MM (GAAP NET LOSS OF -$21.6MM) CASH OF +$13MM -$48MM TO NET DEBT OF -$35MM COMPANY FAILED TO EXECUTE ON THE BUSINESS, FAILED AT A “TURNAROUND”. NO PLAN AND NO STRATEGIC VISION

STOCK PRICE -84%2 MARKET CAP -80%2 2Based on closing share price of Common Stock as of fiscal year end 2014 ($15.44) and fiscal year end 2017 ($2.39) OVER THE LAST 3 YEARS

BOOK VALUE -67%3 REVENUE -$111MM4 3 Based on the book value of $125.5 million and 13.5 million shares outstanding as of September 30, 2014 (end of fiscal year 2014) and book value of $40.7 million and 13.8 million shares outstanding as of February 3, 2018 (end of fiscal year 2017), as reported in the Company’s 10-Ks 4 Based on the Company’s revenue and net income (using the Company’s adjusted net income) for the year ended September 30, 2014 (fiscal year 2014) and for the year ended February 3, 2018 (fiscal year 2017), as reported in the Company’s 10-Ks OVER THE LAST 3 YEARS

EBITDA -65%4 NET INCOME -$20MM4 4Based on the Company’s Adjusted EBITDA and net income (using the Company’s adjusted net income) for the year ended September 30, 2014 (fiscal year 2014) and for the year ended February 3, 2018 (fiscal year 2017), as reported in the Company’s 10-Ks OVER THE LAST 3 YEARS

NET CASH -$48MM4 COMPROMISED LIQUIDITY POSITION 4Based on the Company’s Adjusted EBITDA and net income (using the Company’s adjusted net income) for the year ended September 30, 2014 (fiscal year 2014) and for the year ended February 3, 2018 (fiscal year 2017), as reported in the Company’s 10-Ks OVER THE LAST 3 YEARS

HIGHEST SG&A OF PEER GROUP Highest SG&A Ratio Of Peers Average SG&A Ratio Of 34% Among The Lowest Net Profit Margin Of Peers Based on respective company 10-Ks for fiscal year 2016; peer group named in the Company’s 2017 annual meeting

OPERATING RESULTS DETERIORATING Record High SG&A Ratio in 2017 Up 220bps YOY to 53.8% Board Lacks Credibility On Returning To Revenue Growth & Cutting Costs Despite Their Repeated Claims Of Doing So Based on Destination Maternity 10-Qs and 10-Ks

BOARD MISSED ITS OWN INCENTIVE EBITDA TARGETS FOR THE LAST SEVEN YEARS FY18 TARGET LOWER THAN FY17 TARGET WHILE GUIDED TO $10MM--$11MM IN COST TAKEOUT AND IMPROVED PROFITABILITY OVERPROMISE AND UNDERDELIVER Average Miss Of $9MM Or 24% Implies Just $13MM-$16MM For FY18 Note: Goals were established in April of 2017 and 2018 (Already one quarter into the fiscal year) Note: This MIP “target” is from the proxy statement and differs from the 30%-45% growth target of $16.9mm-$18.9mm announced on the 4/19/18 earnings call MIP EBITDA TARGETS

Note: As of closest month end to company FY end (1/31/18, 1/31/17, 1/30/15, 1/31/13); using all trading days rather than ending stock price does not materially change the result (intended to reduce point-to-point stock price volatility) Based on October 2017 ISS Report, DQYDJ.COM, Yahoo Finance ISS DECLARED THE COMPANY’S PERFORMANCE IN RECENT YEARS “WOEFUL”5 “WOEFUL” TOTAL SHAREHOLDER RETURNS CUMULATIVE TOTAL SHAREHOLDER RETURNS (TSR) 1 YEAR 3 YEAR 5 YEAR Destination Maternity -55% -82% -87% Russell 3000 ETF 25% 48% 104% ANNUALIZED TOTAL SHAREHOLDER RETURNS (TSR) 1 YEAR 3 YEAR 5 YEAR Destination Maternity -55% -44% -34% Russell 3000 ETF 25% 14% 15% 5October 2017 ISS Report

FAILED EXECUTION OF A “TURNAROUND” FINANCIAL METRICS SHOW FAILURE BOARD RESPONDED WITH A TURNAROUND PLAN THAT HAS FAILED EXECUTING ON ITS “TURNAROUND PLAN” FOR OVER 3 YEARS CLEARLY NO CREDIBLE TURNAROUND PLAN AS THE COMPANY HAS: NOT PROVIDED SHAREHOLDERS WITH AN IDENTIFIED LIST OF COST AND REVENUE ITEMS NOT ANNOUNCED OPERATING OR FINANCIAL METRICS TO MEASURE TURNAROUND NOT SET A TIMELINE

BOOK VALUE DURING “TURNAROUND PLAN” BOOK VALUE FROM $125MM TO $41MM SINCE 20146 BOOK VALUE FROM OVER $9.00 TO $3.00 6Based on the book value of $125.5 million and 13.5 million shares outstanding as of September 30, 2014 and book value of $40.7 million and 13.8 million shares outstanding as of February 3,, 2018 (end of fiscal year 2017), as reported in the Company’s 10-Ks

A RUDDERLESS SHIP CAN’T CHANGE COURSE LACK OF STRATEGIC VISION--LOSSES ACCELERATED SINCE THE LAST PROXY FIGHT 8 MONTHS SINCE COMPANY HAD A PERMANENT CEO (SEPTEMBER 7, 2017) 12 MONTHS + SINCE A PERMANENT CEO ADDRESSED SHAREHOLDERS (Q1-17 EARNINGS CALL) YET BOARD CLAIMS TO BE IMPROVING PROFITABILITY AND PROTECTING SHAREHOLDER VALUE Last Proxy Fight Last Proxy Fight Based on Destination Maternity 10-Qs and 10-Ks

WE GAVE THE BOARD A ROADMAP--THEY FAILED TO ACT COST REDUCTIONS OF 5% CUTS SG&A FROM ~$220MM TO ~$200MM --- $20MM DROPS TO THE BOTTOM LINE NET PRICING INCREASE OF 5% RAISES REVENUE FROM ~$400MM TO ~$420MM ---$20MM DROPS TO THE BOTTOM LINE RESULTS IN: RAISE EBIT/EBITDA MARGINS BY 10% RAISE EBIT/EBITDA BY $40MM INCREASE CASH FLOW BY ~$40MM INCREASE NET INCOME BY ~$30MM INCREASE INCREMENTAL EPS BY ~$2.00 IMPLIES $16-$20+ INCREASE TO FAIR VALUE OF STOCK PRICE BASED ON COMPS (10X EPS, 6X EBITDA) Based on 2018 multiples for NYSE: ANF, AEO, TPR, EXPR, GPS, KORS, LB and NASDAQ: LULU, PLCE, URBN

RECORD OF DISQUALIFYING CORPORATE GOVERNANCE BOARD HAS FAILED TO ALIGN EXECUTIVE COMPENSATION WITH PERFORMANCE BOARD HAS FAILED TO APPOINT A PERMANENT CEO FOR ALMOST 8 MONTHS BOARD REFUSED TO COMMIT TO THE USE OF A UNIVERSAL PROXY CARD COMPOSITION OF THE BOARD WAS CHANGED THREE TIMES IN A TWO-WEEK PERIOD AFTER DEADLINE HAD PASSED FOR NOMINATING CANDIDATES FOR ELECTION TO BOARD COMPANY DELAYED DELIVERY OF THE STOCKHOLDER LISTS BOARD SIGNED A ONE-SIDED CONTRACT GIVING ORCHESTRA THE ABILITY TO EXPAND BOARD TO ADD DIRECTORS WITHOUT BEING ACCOUNTABLE TO SHAREHOLDERS AT ANNUAL MEETING Based on the Company’s 10-K and press releases

WE HAVE A CREDIBLE PLAN TO RESTORE SHAREHOLDER VALUE

BOARD SPENT 9 MONTHS LOSING -$20MM, WHILE DECLARING THEY HAVE TAKEN SWIFT AND DECISIVE ACTIONS TO PROTECT YOUR INVESTMENT BOARD HAS LOST ALL CREDIBILITY WE HAVE SPENT 9 MONTHS BUILDING AND DEVELOPING: A WELL REASONED AND DETAILED BUSINESS PLAN (30, 100, 180 DAY PLANS) STRATEGIC INITIATIVES AND A COMPREHENSIVE COST TAKEOUT PLAN A TRANSITION PLAN TO MINIMIZE BUSINESS DISRUPTION A MANAGEMENT CONTINUITY PLAN INCLUDING A HIGHLY QUALIFIED CEO CANDIDATE QUALIFIED AND CREDIBLE ADDITIONS TO THE MANAGEMENT TEAM OUR ROBUST TURNAROUND PLAN

OUR TURNAROUND PLAN GROW SALES DRIVE GROWTH VIA THOUGHTFUL, STRATEGIC PLAN CATEGORY EXPANSION TO INCREASE SALES AND TRAFFIC LEVERAGE DATA ANALYTICS TO FUEL ONLINE GROWTH OPTIMIZE LOYALTY PROGRAM TO DRIVE CONVERSION SEAMLESS OMNI-DISTRIBUTION CHANNELS RE-INVIGORATE PARTNERSHIP REVENUE RIGHT-SIZE COST STRUCTURE ALIGN COST STRUCTURE WITH REVENUE RIGHT-SIZE INVENTORY, INCREASE CONVERSION MAXIMIZE ALL-IMPORTANT SHIPPING PROFITS USE DATA ANALYTICS TO STRATEGICALLY IMPROVE MARGINS AND PRUNE UNPROFITABLE REVENUE

OUR TURNAROUND PLAN INVESTOR COMMUNICATIONS FREQUENT, TRANSPARENT DISCLOSURES AND COMMUNICATION WITH SHAREHOLDERS DISCLOSE CHANNEL REVENUE STREAMS INTERNALIZE IR FUNCTIONS BUILD STABLE SOURCES OF CAPITAL AND INCREASE INSTITUTIONAL INVESTORS AS LONG-TERM PARTNERS ADD INVESTMENT BANK RESEARCH COVERAGE TO IMPROVE LIQUIDITY, AWARENESS, AND VALUATION DEMAND ACCOUNTABILITY PUBLISH A FORMAL TURNAROUND PLAN IN FIRST 100 DAYS RESTORE BRAND AND SHAREHOLDER VALUE HOLD ALL LEVELS ACCOUNTABLE FOR PERFORMANCE PAY FOR PERFORMANCE AT ALL LEVELS SIGNIFICANT CONSEQUENCES IF TURNAROUND PLAN EXECUTION AND ACHIEVEMENT IS NOT MET

EXPERIENCED TEAM HOLLY N. ALDEN - 25 YEARS EXPERIENCE, MARKETING, BRANDING AND BUILDING LIFESTYLE COMPANIES INTO SUCCESSFUL BUSINESSES. CO-FOUNDER OF SKULLCANDY, CO-FOUNDER OF STANCE SOCKS INC., PARTNER AT NATIONAL SNOWBOARD INC. CHRISTOPHER B. MORGAN – 25 YEARS EXPERIENCE, EQUITY ANALYST/INVESTOR, ADVISING C-SUITE EXECUTIVES OF PUBLIC RETAILERS. KINGDON CAPITAL MANAGEMENT, L.L.C., CENTERLINE INVESTMENTS PARTNERS, KARSH CAPITAL MANAGEMENT, COPPER BEECH CAPITAL MANAGEMENT. ANNE-CHARLOTTE WINDAL – 20 YEARS EXPERIENCE, CONSULTANT/RETAIL EXECUTIVE DRIVING STRATEGIC GROWTH AND INNOVATION. ACW CONSULTING, BERNSTEIN RESEARCH, THE NERVE GROUP, NEW YORK & COMPANY, L BRANDS. MARLA A. RYAN – 25 YEARS EXPERIENCE, RETAIL EXECUTIVE WITH FORTUNE 500 COMPANIES BUILDING MULTICHANNEL LIFESTYLE BRANDS. LANDS’ END, J.CREW, INC., BROOKS BROTHERS, AMERICAN EAGLE OUTFITTERS, ABERCROMBIE & FITCH, GAP, INC. HIGHLY QUALIFIED NOMINEES WILL EXECUTE OUR PLAN MATERNITY RETAILER SHOULD HAVE APPROPRIATE REPRESENTATION ON BOARD

CONCLUSION THE LAST 3 YEARS… STOCK PRICE FELL -80% BOOK VALUE FELL -67% REVENUE FELL -21% NET CASH FELL -$48MM $10MM PROFIT FELL TO $22MM LOSS EXPENSES (SG&A MARGIN) INCREASED 5.30% …IN CONTRAST TO NEXT 3 YEARS CUT COSTS (SG&A MARGIN) BY 5% IN NEAR-TERM, 10% OVER LONG-TERM WITH BENEFIT OF REVENUE LEVERAGE INCREASE REVENUE 25% OVER LONG-TERM THROUGH CATEGORY EXPANSION AND PRICING INCREASE SHARE PRICE AND INSTITUTIONAL OWNERSHIP RETURN TO HISTORIC PROFITABILITY

IT’S CRITICAL YOU MAKE YOUR VOICE HEARD PLEASE RETURN THE GOLD PROXY CARD EMAIL: NGM@MORROWSODALI.COM OR CALL TOM BALL AND HIS TEAM (800) 662-5200